EXHIBIT 10.4

            Severance Agreements have been executed by the Company and the indicated employees, each substantially identical in all material respects to the form of Severance Agreement filed as Exhibit 10.6(a) to the Company's 2000 Annual Report on Form 10-K except as noted below.

EMPLOYEE	POSITION	DATE OF AGREEMENT
Michael A. Cipolla	Controller and Chief Accounting Officer	March 1, 2001
William Kromberg	Vice President - Taxes	March 1, 2001